UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Commission File Number 000-56640

TRANS AMERICAN AQUACULTURE, INC.

(Exact name of small business issuer as specified in its charter)

Colorado	02-0685828
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1022 Shadyside Lane

Dallas, TX 75223

(Address of principal executive offices)

(972) 358-6037

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

IG Holdings Loan

On May 16, 2024 (the “Issue Date”), Trans American Aquaculture, Inc., a Colorado corporation (the “Company”), issued to IG Holdings, Inc. and Iron Rings Holdings, LLC (the “Lenders”) a secured promissory note in the principal amount of $350,000 (the “Note”). Commencing on Issue Date, the Note will accrue fixed interest at $12,500 per month. Interest only payments are due one month from the Issue Date until maturity. If the Company fails to make any interest or principal payments, all unpaid amounts will accrue interest at 60% per annum. There is no pre-payment penalty associated with the Note. The Note matures on December 16, 2024 (the “Maturity Date”). In the event the Company fails to make a payment of either interest or principal, it will be obligated to make a late payment charge of $100 per day. In the event of an “Event of Default,” as defined in the Note, any unpaid portion of the Note will be convertible into shares of Common Stock of the Company at $0.0039 per share, subject to a beneficial ownership limitation of 4.99%.

The Note is secured by the Security Agreement dated May 16, 2024 between the Company and the Lenders (the “Security Agreement”). Under the Security Agreement, the Company granted to the Lenders a first deed of trust interest in the “Hutts Property” (as defined in the Security Agreement) and a second deed of trust interest in the “Farm Property” (as defined in the Security Agreement).

As consideration for the issuance of the Note, the Company issued to Honor Enterprise Funding, LLC warrants to purchase 97,222,222 shares of the Company’s Common Stock exercisable at $0.0036 per share (the “Warrants”). The Warrants have a cashless exercise provision, aren’t exercisable for three months after the Issue Date, and terminate three years from the Issue Date.

Forbearance and Modification Agreement

On May 31, 2024, the Company entered into a Forbearance and Modification Agreement (the “Agreement”) with Kings Aqua Farm, LLC (“KAF”). Under the Agreement, KAF agreed that it would not exercise or enforce its rights or remedies against the Company to which it would be entitled under the terms of the Real Estate Lien Note dated June 15, 2017 in the original principal amount of $5,600,000, and the Deed of Trust executed by the Company as grantor in favor of Jizhong Wang, as trustee, for the benefit of KAF by occurrence of the failure by the Company to pay principal and interest installments from May 1, 2022 through May 31, 2024 before August 6, 2024. The forbearance is conditioned on the obligation of the Company to pay to KAF $77,374.56.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 under the subheading “IG Holdings Loan” is incorporated by reference into this Item 2.03 herein.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 under the subheading “IG Holdings Loan” is incorporated by reference into this Item 2.03 herein.

The securities above were issued in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D under the Securities Act, based in part on the representations of the investors. The Warrants were issued as a finder’s fee to Honor Enterprise Funding, LLC in connection with the sales of the securities above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Trans American Aquaculture, Inc.

Date: June 26, 2024	By:	/s/ Adam Thomas
Adam Thomas, Chief Executive Officer

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